PRESS RELEASE

15301 w. 109TH Street, Lenexa, KS  66219  Phone: 913-647-0158 Fax:  913-647-0132
                                          investorrelations@elecsyscorp.com

October 3, 2002

FOR IMMEDIATE RELEASE:

Contact: Michael J. Meyer
Chairman
15301 W. 109th Street
Lenexa, Kansas 66219 USA
(913) 647-0158 o FAX (913) 647-0132

ELECSYS CORPORATION ANNOUNCES INTENT TO ACQUIRE ASSETS OF
CRYSTALOID TECHNOLOGIES, INC.
--------------------------------------------------------------------------------

Lenexa,  Kansas.  (October  3,  2002) - Elecsys  Corporation  (AMEX:  ASY) today announced that its DCI subsidiary has entered into a letter of intent to acquire certain assets and assume certain liabilities of Crystaloid  Technologies,  Inc.
("Crystaloid"),  a  leading  domestic  manufacturer  of  custom  liquid  crystal displays, from Jackson Products, Inc.

Founded in 1976,  Crystaloid  helped  pioneer the  development of liquid crystal display  technology and has grown into the largest  supplier of avionics LCDs in
North America. Serving customers in the avionics, medical, military,  industrial and  commercial  markets,  Crystaloid  reported  over $6.0 million in revenue in
2001.

The  approximately  $1.8  million  transaction,  which calls for the purchase of accounts  receivable,  inventory,  equipment  and all  intellectual  property of
Crystaloid, is subject to the negotiation of a definitive agreement,  completion of due  diligence  and  approval  of the Board of  Directors  of Elecsys  and is targeted to close in December of 2002. The purchased assets will be relocated to the DCI facility in Lenexa,  Kansas where  employment is expected to increase by
25-40 people in 2003 as a result of the integration of Crystaloid.

"Combining  a  leading  LCD  provider  like  Crystaloid  with DCI  represents  a significant  step in our strategic plan to increase our presence in the domestic custom LCD  industry",  stated Michael J. Meyer,  Chairman of Elecsys.  "We look forward to  immediately  beginning  to serve the custom  display and  electronic manufacturing  service needs of the Crystaloid  customer base and completing the purchase in December."

Karl B. Gemperli, President of DCI, added, "Although the revenue impact from the acquisition of the  Crystaloid  assets will not be immediate,  this  opportunity represents  another  advance in our strategy of growing our customer and revenue base at DCI. In addition to starting to serve their custom  display  needs,  our expertise in  integrating  electronic  design and  manufacturing  services  with custom liquid crystal  displays will allow us to offer these  expanded  turn-key services to the existing Crystaloid customer base."

Mr.  William L. Babler,  Vice President and Chief  Financial  Officer of Jackson
Products, Inc. stated, "Having enhanced Crystaloid's LCD manufacturing expertise since JPI purchased the company, we concluded that the combination with DCI, and its EMS  capabilities,  will provide an excellent  platform to continue to serve the needs of the Crystaloid customers."

Elecsys Corporation, through our DCI subsidiary, provides specialized electronic design,  manufacturing  and test  services to original  equipment  manufacturers
(OEM's) and  manufactures  and  imports  custom  liquid  crystal  display  (LCD)
devices. The electronic assemblies we design and manufacture,  including circuit board assemblies,  electronic modules and full turn-key products, along with the
LCD's we manufacture and import, are used in medical, aerospace,  industrial and consumer product applications.

http://www.elecsyscorp.com/

The  discussions  set forth in this press  release may  contain  forward-looking comments  based on  current  expectations  that  involve  a number  of risks and uncertainties.  Actual results could differ  materially  from those projected or suggested in the forward-looking  comments.  The difference could be caused by a number of factors, including, but not limited to the factors and conditions that are described in Elecsys  Corporation's  SEC filings,  including the Form 10-KSB for the year  ended  April 30,  2002.  The  reader  is  cautioned  that  Elecsys
Corporation  does not have a policy  of  updating  or  revising  forward-looking statements  and thus he or she should not assume that silence by  management  of
Elecsys  Corporation  over time means that  actual  events  are  bearing  out as estimated in such forward-looking statements.